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                                                         Exhibit 1.1


                             UNDERWRITING AGREEMENT


                                               September 28, 1995

Hubbell Incorporated
584 Derby Milford Road
Orange, Connecticut  06477-4024

Dear Sirs and Mesdames:

        We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Hubbell Incorporated, a Connecticut corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of 6 5/8% Notes due 2005 (the "Debt Securities"). (The Debt Securities are also referred to herein as the "Offered Securities.") The Debt Securities will be issued pursuant to the provisions of an Indenture, dated as of September 15, 1995, between the Company and Chemical Bank, as Trustee (the "Indenture").

        Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Debt Securities set forth below opposite its name at a purchase price of 98.73% of the principal amount of Debt Securities, plus accrued interest from October 1, 1995, to the date of payment and delivery:


                                           Principal Amount of
          Name                             Debt Securities
          ----                             -------------------

Morgan Stanley & Co. Incorporated              $ 33,334,000
Lehman Brothers Inc.                           $ 33,333,000
J.P. Morgan Securities Inc.                    $ 33,333,000
                                               ------------

                         Total............     $100,000,000

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        The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 a.m. (New York time) on October 3, 1995, or at such other time, not later than 5:00 p.m. (New York time) on October 10, 1995, as shall be mutually agreed to by the Manager and the Company. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

        The Offered Securities shall have the terms set forth in the Prospectus dated September 8, 1995, and the Prospectus Supplement dated September 28, 1995, including the following:

Terms of Debt Securities

    Maturity Date:            October 1, 2005

    Interest Rate:            6-5/8%

    Redemption Provisions:    None

    Interest Payment Dates:   April 1 and October 1 commencing April 1, 1996
                              (Interest accrues from October 1, 1995)

    Form and Denomination:    The Debt Securities will be issued in the form of
                              and be represented by one fully registered global
                              security in an aggregate principal amount of
                              $100,000,000

    Ranking: The indebtedness represented by the Debt Securities will rank senior to all indebtedness of the Company that by its terms is subordinated in right of payment

        All provisions contained in the document entitled Hubbell Incorporated Underwriting Agreement Standard Provisions (Debt Securities) dated September 28, 1995, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) any references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, (iii) the term "Manager" as used therein shall, for purposes of this Agreement, mean Morgan Stanley & Co. Incorporated,

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Lehman Brothers Inc. and J.P. Morgan Securities Inc. whose authority hereunder may be exercised by them jointly or by Morgan Stanley & Co. Incorporated, (iv) the final proviso of Section 7(a) of such document is deleted in its entirety for purposes of this Agreement and (v) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                LEHMAN BROTHERS INC.
                                J.P. MORGAN SECURITIES INC.

                                Acting severally on behalf of themselves and the several Underwriters named herein

                                By: MORGAN STANLEY & CO. INCORPORATED

                                By: /s/ JENNIFER A. HARRIS
                                    ---------------------------------
                                    Name:  Jennifer A. Harris
                                    Title: Vice President


Accepted:

HUBBELL INCORPORATED

By: /s/ HARRY B. ROWELL, JR.
    -----------------------------
    Name:  Harry B. Rowell, Jr.
    Title: Executive Vice President